
<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND THE CONSOLIDATED STATEMENTS OF INCOME AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                               3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               MAR-31-2000
<DEBT-HELD-FOR-SALE>                            13,102<F1>
<DEBT-CARRYING-VALUE>                            1,684<F2>
<DEBT-MARKET-VALUE>                              1,739<F3>
<EQUITIES>                                         845
<MORTGAGE>                                           0
<REAL-ESTATE>                                        0
<TOTAL-INVEST>                                  16,092
<CASH>                                              17
<RECOVER-REINSURE>                                 115<F4>
<DEFERRED-ACQUISITION>                             809
<TOTAL-ASSETS>                                  24,152
<POLICY-LOSSES>                                 11,612<F5>
<UNEARNED-PREMIUMS>                              3,426<F6>
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                                0
<NOTES-PAYABLE>                                    754<F7>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           178
<OTHER-SE>                                       6,217<F8>
<TOTAL-LIABILITY-AND-EQUITY>                    24,152
<PREMIUMS>                                       1,492
<INVESTMENT-INCOME>                                238
<INVESTMENT-GAINS>                                   6
<OTHER-INCOME>                                      32<F9>
<BENEFITS>                                       1,027
<UNDERWRITING-AMORTIZATION>                        403
<UNDERWRITING-OTHER>                               105
<INCOME-PRETAX>                                    174
<INCOME-TAX>                                        20
<INCOME-CONTINUING>                                154
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       154
<EPS-BASIC>                                        .88
<EPS-DILUTED>                                      .87
<RESERVE-OPEN>                                       0<F10>
<PROVISION-CURRENT>                                  0<F10>
<PROVISION-PRIOR>                                    0<F10>
<PAYMENTS-CURRENT>                                   0<F10>
<PAYMENTS-PRIOR>                                     0<F10>
<RESERVE-CLOSE>                                      0<F10>
<CUMULATIVE-DEFICIENCY>                              0<F10>

<F1>DEBT-HELD-FOR-SALE REPRESENTS FIXED MATURITY INVESTMENTS CLASSIFIED AS
    AVAILABLE-FOR-SALE AND CARRIED AT MARKET VALUE AS PRESCRIBED BY SEAS NO. 115.
<F2>DEBT-CARRYING-VALUE REPRESENTS FIXED MATURITY INVESTMENTS CLASSIFIED AS
    HELD-TO-MATURITY AND CARRIED AT AMORTIZED COST AS PRESCRIBED BY SEAS NO. 115.
<F3>DEBT-MARKET-VALUE REPRESENTS THE RELATED MARKET VALUE OF FIXED MATURITIES
    CLASSIFIED AS HELD-TO-MATURITY.
<F4>RECOVER-REINSURE REPRESENTS REINSURANCE RECOVERABLE ON PAID CLAIMS.
<F5>POLICY-LOSSES EXCLUDE THE REDUCTIONS FOR REINSURANCE RECOVERABLES ON UNPAID
    CLAIMS ($1,729). AS PRESCRIBED BY SEAS NO 113. SUCH AMOUNTS ARE INCLUDED IN
    TOTAL ASSETS.
<F6>UNEARNED-PREMIUMS EXCLUDE THE REDUCTION FOR PREPAID REINSURANCE PREMIUMS
    ($245)
    AS PRESCRIBED BY SEAS NO. 113. THIS PREPAID AMOUNT IS INCLUDED IN TOTAL ASSETS.
<F7>NOTES-PAYABLE INCLUDES LONG-TERM DEBT OF $754.
<F8>OTHER-SE INCLUDES PAID IN SURPLUS; RETAINED EARNINGS. FOREIGN CURRENCY
    TRANSLATION LOSSES. NET OF INCOME TAX; UNREALIZED APPRECIATION OF INVESTMENTS.
    NET RECEIVABLE FROM ESOP AND TREASURY STOCK
<F9>OTHER-INCOME REPRESENTS REVENUES FROM REAL ESTATE OPERATIONS.
<F10>AMOUNTS FOR SECURITIES ACT INDUSTRY GUIDE 6 AND EXCHANGE ACT INDUSTRY GUIDE 4
    DISCLOSURES ARE REQUIRED FOR ANNUAL FILINGS ONLY. ACCORDINGLY, NO AMOUNTS WILL
    BE REPORTED FOR INTERIM FILINGS.

